UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 14, 2018
RESONANT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Castilian Drive, Suite 100
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resonant Inc. has appointed Michael E. Seifert (age 60) as our Chief Financial Officer (our principal financial and accounting officer) pursuant to an employment offer letter dated August 13, 2018. Mr. Seifert’s employment with Resonant will commence on September 4, 2018. Jeff A. Killian, who has served as our Chief Financial Officer since October 24, 2016, has resigned from that position effective upon the commencement of Mr. Seifert’s employment with us.
Prior to joining Resonant, from October 2013 to May 2017, Mr. Seifert served as the Chief Financial Officer of Analogix Semiconductor, Inc., a provider of mixed-signal IC/IP solutions to top tier smartphone, notebook and tablet manufacturers. Previously, he served as Chief Financial Officer of various private and public technology companies including PureWave Networks, Inc., Multigig, Inc., deCarta, Xceive Corporation, Virage Logic Corporation and Southwall Technologies Inc. Earlier in his career, Mr. Seifert spent 10 years at Ernst & Young, where he became a senior manager and principal in the firm’s San Jose, California office. Mr. Seifert is a Certified Public Accountant and holds a B.S. in Accounting from Santa Clara University.
Mr. Seifert’s offer letter provides that he will be employed by Resonant “at will” and contains the following additional terms:

•	He will receive an annual base salary of $275,000;

•	He will be eligible to receive annual incentive compensation pursuant to bonus performance criteria established by the Compensation Committee of the Board of Directors;

•
He will receive an award of restricted stock units for 150,000 shares of common stock upon commencement of employment, which award will vest in four equal annual installments on December 1, with the first installment vesting on December 1, 2018;

•
He is a recipient of a Severance and Change in Control Agreement, a form of which is filed as Exhibit 10.41 to Resonant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 27, 2015, which agreement provides Mr. Seifert with the severance benefits extended to other executive officers of Resonant, with the exception that Mr. Seifert will be entitled to a lump sum severance payment equal to twelve (12) months of his base salary in the event of his termination in certain circumstances; and

•	He will be eligible to participate in Resonant’s other benefits programs.
The foregoing description of the offer letter is subject to, and qualified in its entirety by, the copy of the offer letter filed as Exhibit 10.1 hereto and incorporated herein by reference.
Mr. Seifert also is expected to enter into Resonant’s standard indemnification agreement, a copy of the form of which is filed as Exhibit 10.1 to the Registration Statement on Form S-1 filed with SEC on January 24, 2014 and incorporated herein by reference, which would require Resonant to indemnify Mr. Seifert, under the circumstances and to the extent provided for therein, against certain expenses and liabilities incurred by Mr. Seifert by reason of his position as an officer of Resonant.
A press release announcing Mr. Seifert’s appointment as an executive officer was issued by us on August 16, 2018, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer Letter between the Registrant and Michael E. Seifert, dated August 13, 2018.

99.1	Press Release issued by Resonant Inc. dated August 16, 2018.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2018	Resonant Inc.

By:	/s/ George Holmes
George Holmes
Chief Executive Officer